Exhibit 23.3



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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in this registration statement of MAPICS, Inc. on Form S-3 of our report, dated June 3, 1997, on our audits of the combined financial statements of MAPICS, Inc. as of September 30, 1995 and 1996 and March 31, 1997 and for each of the three years in the period ended September 30, 1997 and for the six months ended March 31, 1997, which report is included in the Final Prospectus of MAPICS, Inc. filed with the Securities and Exchange Commission on July 30, 1997. We also consent to the reference to our firm under the caption "Experts."


                                               Coopers & Lybrand L.L.P.
Boston, Massachusetts
August 18, 1997